Granite City Food & Brewery Ltd. Reports Financial Results for the First Quarter of 2007

Comparable Restaurant Sales Increase 2.6% in a Tough Operating Environment

MINNEAPOLIS May 3, 2007 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB) a Modern American upscale casual restaurant chain, today reported results for the fiscal quarter ended March 27, 2007.

Financial and Company highlights for the first quarter compared to the same quarter last year were as follows:

- - - - -	Total revenues increased 52.9% to $18.2 million
Comparable restaurant sales increased 2.6%
Restaurant-level EBITDA increased 39.9% to $2.6 million
Continued leverage of general & administrative expenses—9.5% from 12.2% of sales
Raised approximately $14.0 million of capital through a private placement of common stock

“We are pleased with our first quarter sales trends, our restaurant-level operating profitability and the continued leverage we experienced on our overhead structure with the expansion of our store base,” commented Steve Wagenheim, Granite City’s CEO. “Our sales gains reflect the hard work of our store employees and the strength of our concept considering the tough Midwest winter we experienced during February and early March. We work very hard to satisfy our customers who rewarded us with their loyalty through a difficult quarter when most of our category competitors reported negative traffic. We expect to build on our strong sales performance with the sales we enjoy from additional patio seating during the warmer months. Our development effort for 2007 is on track and we expect to have seven new Granite City restaurants before the end of this year.”

First Quarter 2007 Financial Results

Total revenues for the first quarter 2007 rose by 52.9% to $18.2 million compared to $11.9 million for the first quarter of 2006. Comparable restaurant sales increased 2.6% during the first quarter of 2007. The second quarter is off to a strong start with comparable restaurant sales gaining more than 5% in April.

Restaurant-level EBITDA rose 39.9% to $2.6 million for the first quarter of 2007 compared to $1.8 million for the first quarter of 2006. For all restaurants, the restaurant-level EBITDA margin was 14.1% for the first quarter compared to 15.4% last year. Our restaurant-level EBITDA was impacted primarily from the four new restaurants we opened towards the end of 2006. As is typically experienced in the industry, our new restaurants usually take six to twelve months to maximize their operating efficiency. More telling, the restaurant-level EBITDA for the comparable restaurants in our base remained relatively flat at 16.5% for the quarter compared to 16.7% last year.

General and administrative expenses declined to 9.5% of sales for the first quarter of 2007 compared to 12.2% for the first quarter of 2006. This decline demonstrates our increasing economies of scale as we leverage our corporate G&A expense across a larger restaurant base.

Our net loss was $1.4 million or $(0.10) per share for the first quarter of 2007 compared to a net loss of $1.6 million or $(0.12) per share for the first quarter of 2006.

Private Placement

In March 2007, the Company completed a private placement of approximately $14.0 million of common stock. This new equity provides the growth capital to execute our plan to open seven new restaurants in 2007, and we expect that our stronger balance sheet is sufficient for new store expansion through 2008.

About Granite City

Granite City Food & Brewery Ltd., is a Modern American upscale casual restaurant chain that operates 18 restaurants in eight Midwestern states. The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions. The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience. Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements and Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, the ability to obtain financing for, and complete construction of, additional restaurants at acceptable costs, and the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 26, 2006, filed with the Securities and Exchange Commission on February 21, 2007.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level EBITDA. As compared to the nearest GAAP measurement for our company, restaurant-level EBITDA represents net loss with the add-back of net interest expense, income tax expense, depreciation and amortization, general and administrative expenses, and pre-opening costs. Alternatively, restaurant-level EBITDA can be calculated as restaurant revenues less all restaurant-level cost of sales, excluding depreciation and amortization. We use restaurant-level EBITDA and restaurant-level EBITDA as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level EBITDA as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP. The Company believes that restaurant-level EBITDA is an important component of its financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant-level EBITDA as a means of evaluating its restaurants’ financial performance compared with its competitors. This non-GAAP measurement should not be used as a substitute for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A reconciliation of restaurant-level EBITDA to net loss, as well as company-wide EBITDA, for the first quarter ended March 27, 2007 is provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more, and our new restaurants which are those restaurants that have been open for 18 months or less. For the first quarter ended March 27, 2007, our comparable restaurants consisted of our first nine locations, while our new restaurants consisted of our tenth through eighteenth restaurants. The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim President and Chief Executive Officer (952) 215-0678	Peter P. Hausback Chief Financial Officer (952) 215-0674

GRANITE CITY FOOD & BREWERY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended
	March 27,	March 28,
	2007	2006
Restaurant revenues	$18,182,192	$11,892,319
Cost of sales:
Food, beverage and retail	5,394,722	3,514,935
Labor	6,606,903	4,266,821
Direct restaurant operating	2,442,939	1,594,651
Occupancy	1,171,544	681,655

Total cost of sales	15,616,108	10,058,062

Pre-opening	95,841	811,802
General and administrative	1,734,052	1,449,560
Depreciation and amortization	1,120,323	752,456

Operating loss	(384,132)	(1,179,561)

Interest:
Income	32,476	32,050
Expense	(1,045,565)	(498,029)
Interest expense, net	(1,013,089)	(465,979)

Loss before income tax	(1,397,221)	(1,645,540)
Income tax provision	(2,253)	(500)

Net loss	$(1,399,474)	$(1,646,040)

Loss per common share, basic and diluted	$(0.10)	$(0.12)

Weighted average shares outstanding, basic and diluted	13,945,569	13,226,526

Selected Balance Sheet Information

	March 27,	December 26,
	2007	2006
Cash	$12,385,804	$7,671,750
Current assets including cash	$13,309,185	$8,576,699
Total assets	$67,504,973	$63,858,510
Current liabilities	$7,094,178	$9,683,419
Total liabilities	$42,872,975	$50,793,567
Shareholders’ equity	$24,631,998	$13,064,943

NON-GAAP RECONCILIATIONS
2007 Q1 RESULTS

					Total for All
	Comparable				Restaurants As
	Restaurants*	% of Sales	New Restaurants*	% of Sales	Reported	% of Sales
Restaurant revenues	$9,147,599	100%	$9,034,593	100%	$18,182,192	100%
Cost of sales:
Food, beverage and retail	2,673,364	29.2%	2,721,358	30.1%	5,394,722	29.7%
Labor	3,174,631	34.7%	3,432,272	38.0%	6,606,903	36.3%
Direct Restaurant Operating Expenses	1,270,489	13.9%	1,172,450	13.0%	2,442,939	13.4%
Occupancy	522,465	5.7%	649,079	7.2%	1,171,544	6.4%

Total cost of sales	7,640,949	83.5%	7,975,159	88.3%	15,616,108	85.9%

Restaurant-level EBITDA*	$1,506,650	16.5%	$1,059,434	11.7%	$2,566,084	14.1%

Pre-opening					95,841	0.5%
General and administrative					1,734,052	9.5%

Company-wide EBITDA*					736,191
Depreciation and amortization					1,120,323

Operating Loss					(384,132)
Interest:
Income					(32,476)
Expense					1,045,565
Net interest expense					1,013,089

Loss before income taxes					(1,397,221)
Income tax provision					(2,253)
Net loss as reported under GAAP					$(1,399,474)

*See accompanying disclosures regarding use of non-GAAP financial measures.

NON-GAAP RECONCILIATIONS
2006 Q1 RESULTS

					Total for All
	Comparable				Restaurants As
	Restaurants*	% of Sales	New Restaurants*	% of Sales	Reported	% of Sales
Restaurant revenues	$8,294,369	100%	$3,597,950	100%	$11,892,319	100%
Cost of sales:
Food, beverage and retail	2,432,597	29.3%	1,082,338	30.1%	3,514,935	29.6%
Labor	2,901,820	35.0%	1,365,001	37.4%	4,266,821	35.9%
Direct operating expense	1,120,304	13.5%	474,347	13.2%	1,594,651	13.4%
Occupancy	458,369	5.5%	223,286	6.2%	681,655	5.7%

Total cost of sales	6,913,090	83.4%	3,144,972	87.1%	10,058,062	84.6%

Restaurant-level EBITDA*	$1,381,279	16.7%	$452,978	12.6%	$1,834,257	15.4%

Pre-opening					811,802	6.8%
General and administrative					1,449,560	12.2%

Company-wide EBITDA*					(427,105)
Depreciation and amortization					752,456

Operating Loss					(1,179,561)
Interest:
Income					32,050
Expense					(498,029)
Net interest expense					(465,979)

Loss before income taxes					(1,645,540)
Income tax provision					(500)
Net loss as reported under GAAP					$(1,646,040)

*See accompanying disclosures regarding use of non-GAAP financial measures.